Exhibit 99.E.13

AMENDMENT NO. 13 TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 13 TO THE AMENDED AND RESTATED DISTRIBUTION AGREEMENT (this “Amendment”), effective as of the 12th day of June, 2019 (the “Amendment Effective Date”) is entered into by and between Exchange Traded Concepts Trust (the “Trust”), and SEI Investments Distribution Co. (“Distributor”).

WHEREAS:

1.	As of November 10, 2011, the Trust and Distributor entered into an Amended and Restated Distribution Agreement, as amended (the “Agreement”);

2.	Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Agreement; and

3.	The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.	Schedule A (List of Funds). Schedule A (List of Funds of the Agreement) is hereby deleted in its entirety and replaced as set forth in Schedule A attached hereto and made a part herewith.

2.	Ratification of Amendment. Except as expressly amended and provided herein, all of the terms and conditions and provisions of the Agreement shall continue in full force and effect.

3.	Counterparts. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

4.	Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXCHANGE TRADED CONCEPTS TRUST		SEI INVESTMENTS DISTRIBUTION CO.

By:	/s/ J. Garrett Stevens	By:	/s/ Jason McGhin
Name: J. Garrett Stevens		Name: Jason McGhin
Title: President		Title: Vice President

SCHEDULE A

List of Funds

YieldShares High Income ETF (formerly known as Sustainable North American Oil Sands ETF)

FLAG-Forensic Accounting Long-Short ETF (formerly known as WeatherStorm Forensic Accounting Long-Short ETF)

ROBO Global® Robotics and Automation Index ETF (formerly known as ROBO-STOXTM ETF (formerly known as ROBO-STOX Global Robotics and Automation Index ETF)

Hull Tactical U.S. ETF

EMQQ The Emerging Markets Internet & Ecommerce TM ETF

ETF Industry Exposure and Financial Services ETF

Bernstein U.S. Research Fund

Bernstein Global Research Fund

InnovationShares Blockchain Innovators ETF

Ideanomics Next Generation Vehicles & Technology ETF

Vesper U.S. Large Cap Short-Term Reversal Strategy ETF

ROBO Global® Healthcare Technology and Innovation ETF

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